                                                                Sub-Item 77Q1(e)
                                AMENDMENT NO. 16

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of December 14, 2011, amends the Master Investment Advisory Agreement (the "Agreement") dated June 5, 2000, between AIM Growth Series (Invesco Growth Series), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   W I T N E S S E T H:

      WHEREAS, the Trust desires to (i) change the name of Invesco Moderately Conservative Allocation Fund to Invesco Conservative Allocation Fund and to (ii) remove the following series portfolios; Invesco Balanced-Risk Retirement 2010 Fund, Invesco Basic Value Fund, Invesco Conservative Allocation Fund, Invesco Moderate Growth Allocation Fund, Invesco Van Kampen Asset Allocation Growth Fund, Invesco Van Kampen Asset Allocation Moderate Fund, Invesco Van Kampen Harbor Fund and Invesco Van Kampen Real Estate Securities Fund;

      NOW, THEREFORE, the parties agree that;


      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                                 EFFECTIVE DATE OF ADVISORY AGREEMENT
-------------------------------------------------------   ------------------------------------------
Invesco Balanced-Risk Retirement Now Fund                              January 31, 2007
Invesco Balanced-Risk Retirement 2020 Fund                             January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund                             January 31, 2007
Invesco Balanced-Risk Retirement 2040 Fund                             January 31, 2007
Invesco Balanced-Risk Retirement 2050 Fund                             January 31, 2007
Invesco Global Equity Fund                                             November 4, 2003
Invesco Growth Allocation Fund                                          April 30, 2004
Invesco Income Allocation Fund                                         October 31, 2005
Invesco International Allocation Fund                                  October 31, 2005
Invesco Mid Cap Core Equity Fund                                       September 1, 2001

Invesco Moderate Allocation Fund                                             April 30, 2004
Invesco Moderate Growth Allocation Fund                                      April 29, 2005
Invesco Moderately Conservative Allocation Fund                              April 29, 2005
Invesco Small Cap Growth Fund                                              September 11, 2000
Invesco Convertible Securities Fund                                         February 12, 2010
Invesco Van Kampen Leaders Fund                                             February 12, 2010
Invesco Van Kampen U.S. Mortgage Fund                                       February 12, 2010

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                    INVESCO BALANCED-RISK RETIREMENT NOW FUND
                   INVESCO BALANCED-RISK RETIREMENT 2020 FUND
                   INVESCO BALANCED-RISK RETIREMENT 2030 FUND
                   INVESCO BALANCED-RISK RETIREMENT 2040 FUND
                   INVESCO BALANCED-RISK RETIREMENT 2050 FUND
                         INVESCO GROWTH ALLOCATION FUND
                         INVESCO INCOME ALLOCATION FUND
                      INVESCO INTERNATIONAL ALLOCATION FUND
                        INVESCO MODERATE ALLOCATION FUND
                      INVESCO CONSERVATIVE ALLOCATION FUND
                         INVESCO VAN KAMPEN LEADERS FUND

These eleven funds do not pay an advisory fee.

                           INVESCO GLOBAL EQUITY FUND


NET ASSETS                                                              ANNUAL RATE
-------------------------------------------------------------------     -----------
First $250 million ................................................        0.80%
Next $250 million .................................................        0.78%
Next $500 million .................................................        0.76%
Next $1.5 billion .................................................        0.74%
Next $2.5 billion .................................................        0.72%
Next $2.5 billion .................................................        0.70%
Next $2.5 billion .................................................        0.68%
Over $10 billion ..................................................        0.66%

                        INVESCO MID CAP CORE EQUITY FUND
                          INVESCO SMALL CAP GROWTH FUND

NET ASSETS                                                              ANNUAL RATE
------------------------------------------------------------------      -----------
First $500 million ...............................................        0.725%
Next $500 million ................................................         0.70%
Next $500 million ................................................        0.675%
Over $1.5 billion ................................................         0.65%

                       INVESCO CONVERTIBLE SECURITIES FUND

NET ASSETS                                                              ANNUAL RATE
------------------------------------------------------------------      -----------
First $750 million ...............................................         0.52%
Next $250 million ................................................         0.47%
Next $500 million ................................................         0.42%
Next $500 million ................................................        0.395%
Next $1 billion ..................................................         0.37%
Over $3 billion ..................................................        0.345%

                      INVESCO VAN KAMPEN U.S. MORTGAGE FUND

NET ASSETS                                                              ANNUAL RATE
------------------------------------------------------------------      -----------
First $1 billion .................................................         0.47%
Next $500 million ................................................        0.445%
Next $500 million ................................................         0.42%
Next $500 million ................................................        0.395%
Next $2.5 billion ................................................         0.37%
Next $2.5 billion ................................................        0.345%
Next $2.5 billion ................................................         0.32%
Next $2.5 billion ................................................        0.295%
Over $12.5 billion ...............................................        0.27%"

2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                               AIM GROWTH SERIES
                                                         (INVESCO GROWTH SERIES)

Attest:   /s/ Peter Davidson                 By:  /s/ John M. Zerr
          ----------------------------            ------------------------------
              Assistant Secretary                     John M. Zerr
                                                      Senior Vice President

(SEAL)

                                                          INVESCO ADVISERS, INC.

Attest:   /s/ Peter Davidson                 By:  /s/ John M. Zerr
          ----------------------------            ------------------------------
              Assistant Secretary                     John M. Zerr
                                                      Senior Vice President

(SEAL)